SECURITIES & EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20449


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   August 31, 2004
                                                --------------------------------


                                Delta Mills, Inc.
                                -----------------
             (Exact Name of Registrant as Specified in Its Charter)


                                    Delaware
                             ----------------------
                          (State of Other Jurisdiction
                                of Incorporation)

     333-376-17                                          13-2677657
-----------------------                        ---------------------------------
(Commission File Number)                       (IRS Employer Identification No.)

P.O. Box 6126, 100 Augusta Street, Greenville, South Carolina            29606
-------------------------------------------------------------       ------------
         (Address of Principal Executive Offices)                    (Zip Code)

                                 (864) 255-4122
                                 --------------
                         (Registrant's Telephone Number
                              Including Area Code)

                                 Not Applicable
                       ----------------------------------
                         (Former Name or Former Address,
                          if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [  ]  Written communications pursuant to Rule 425 under the Securities Act
           (17 CFR 230.425)

     [  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
           (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05.  COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

On August 31, 2004, the Company's board of directors approved a contract dated August 24, 2004 for the sale of its Furman plant for expected net proceeds of approximately $1.8 million. The sale is subject to customary closing conditions and is expected to close within 60 days of the date of the agreement. The Company announced the closing of the Furman plant in fiscal 2002. Consummation of the sale under this contract will complete the disposal of the plant and its related assets. Since the sale price is approximately $847,000 less than the carrying amount of the asset on the Company's books, the Company determined on August 31, 2004 to take an impairment charge at July 3, 2004 with respect to the Furman plant of approximately $847,000, which will result in a non-cash charge to earnings of that amount for the fourth quarter of fiscal 2004 with respect to the Furman plant. Other than customary closing costs which the Company does not consider material, the Company does not expect there to be any further cash expenditures related to the disposal of this asset.

ITEM 2.06.  MATERIAL IMPAIRMENTS.

See the information set forth above under Item 2.05, which information is incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           DELTA MILLS, INC.


Date:  September 1, 2004                    By: /s/ W. H. Hardman, Jr.
                                               --------------------------------
                                               W.H. Hardman, Jr.
                                               Chief Financial Officer